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                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 14, 2002, relating to the financial statements and financial highlights, which appears in the June 30, 2002 Annual Report to Shareholders of the Hotchkis and Wiley Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants".


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Los Angeles, California
October 16, 2002